UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2010
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2010, the Compensation Committee and the Board of Directors of Cooper Tire & Rubber Company (the “Company”) approved the amendment and restatement of the Cooper Tire & Rubber Company Change in Control Severance Pay Plan (as amended and restated, the “Plan”). The participants in the Plan include the named executive officers of the Company, other than Roy V. Armes, the Company’s Chairman, President and Chief Executive Officer. The material amendments to the Plan include, among other things:
•	a change to the definition of “Change in Control” from a person acquiring 15% or more of the Company’s voting securities to a person acquiring 35% or more of the Company’s voting securities;

•	a change to the definition of “Cause” to clarify the standard for willful conduct of a participant;

•	the addition of a new triggering event, a “Pre-Change in Control Qualifying Termination,” which is a termination of employment without Cause (as defined in the Plan) or for Good Reason (as defined in the Plan) during a time when the Company is a party to a definitive agreement, the consummation of which would result in a Change in Control (as defined in the Plan);

•	a requirement to fund the Company’s potential obligation for severance payments under the Plan into a rabbi trust with a third party trustee for the possible benefit of participants in the Plan upon a “Potential Change in Control,” which includes, among other things, a person acquiring a 15% or more of the Company’s voting securities or the Company entering into a definitive agreement, the consummation of which would result in the occurrence of a Change in Control;

•	a clarification to the method of calculating a participant’s payment upon termination without Cause or for Good Reason upon a Pre-Change in Control Qualifying Termination or following a Change in Control;

•	a change to the method of calculating long-term performance based incentive awards to require payment of outstanding awards that have been earned (but not vested and paid) for performance periods completed prior to the triggering event;

•	a change to the method of calculating long-term performance based incentive awards and annual awards for performance periods not yet completed prior to the triggering event to require payment of a pro-rata portion of outstanding awards, assuming achievement of performance goals at target levels;

•	elimination of the tax gross-up payment payable to participants as a result of a payment under the Plan being classified as a parachute payment under Section 280G of the Internal Revenue Code, and addition of a provision providing that benefits payable under the Plan be reduced to avoid incurring any excise tax under Section 280G unless the net after-tax benefits to a participant exceed the Section 280G safe harbor threshold by at least 10%; and

•	elimination of the accrual of additional months of service credit over the service credit the participant has actually accrued in calculating retirement payments in the event of a triggering event.
The foregoing summary of the Plan is qualified in its entirety by reference to the Plan. The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description
10.1	Cooper Tire & Rubber Company Change in Control Severance Pay Plan (Amended and Restated as of August 4, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Date: August 6, 2010

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Cooper Tire & Rubber Company Change in Control Severance Pay Plan (Amended and Restated as of August 4, 2010).